[Exhibit 2.1 - Stock Purchase Agreement]

                            STOCK PURCHASE AGREEMENT


      This Stock Purchase Agreement (this "Agreement") is made and entered into as of November 20, 2003 by and among Manufacturers Marketing Group, Inc., a Nevada corporation (the "Company") and William C. Martucci ("Seller").

                                    AGREEMENT

      In consideration of the terms hereof, the parties hereto agree as follows:

                          I. PURCHASE AND SALE OF STOCK

      1.1 PURCHASE OF STOCK. Upon the terms and subject to the conditions hereof, the Company hereby purchases from the Seller and the Seller hereby sells, conveys, transfers, assigns and delivers to the Company, 2,500 shares of Manufacturers Marketing Group, Inc., a New Jersey corporation ("MMGNJ" (the "MMGNJ Shares"), free and clear of all liens, charges, or encumbrances of whatsoever nature, which shares represent all of the issued and outstanding shares of MMGNJ.

      1.2 PURCHASE PRICE. In consideration for the purchase of the MMGNJ Shares, the Company shall issue to the Seller, 4,000,000 newly issued shares of the Company (the "Company Shares"), free and clear of all liens, charges, or encumbrances of whatsoever nature.

      1.3 DELIVERIES BY THE SELLER. The Seller, upon the execution hereof, shall deliver to the Company certificates representing the MMGNJ Shares, free and clear of all liens, charges, or encumbrances of whatsoever nature together with duly executed stock transfer powers in blank.

      1.4 DELIVERIES BY THE COMPANY. The Company, upon the execution hereof, shall deliver to the Seller certificates representing the Company Shares, registered in the Seller's name (or if requested by the Seller, its nominees) in the Company's records.

                       II.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants as follows:

      2.1 GOOD TITLE. The Company Shares will be free and clear of any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrances, restriction on sale or transfer, preemptive right or option or any other right of any third party of any nature whatsoever ("Encumbrance").

      2.2 VALIDLY ISSUED. The Company Shares, when issued, shall constitute, duly authorized, validly and legally issued shares of the Company's common stock, fully-paid and non-assessable.

      2.3 ORGANIZATION, GOOD STANDING. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

      2.4 AUTHORITY; NO VIOLATION. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. The Company has full power and authority to enter into this Agreement and this


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Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of default under any term or provision of the Certificate of Incorporation or By-Laws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or by which the Company is bound.

      2.5 CAPITALIZATION. As of the execution hereof, the Company has no shares outstanding.

                III. REPRESENTATIONS AND WARRANTIES BY THE SELLER

      3.1. GOOD TITLE. The MMGNJ Shares are free and clear of all Encumbrances and represent all of the issued and outstanding shares of MMGNJ.

      3.2 ORGANIZATION, GOOD STANDING. MMGNJ is a corporation duly incorporated, validly existing, and in good standing under the laws of New Jersey and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

      3.3. INVESTMENT REPRESENTATIONS.

      a. The Seller is acquiring the Company Shares solely for investment purposes, with no present intention of distributing or resulting any of the Company Shares.

      b. The Seller is aware that the Company Shares will not be registered under the Securities Act, and that the Company Shares may not be sold, pledged, or otherwise transferred unless the Company Shares are registered under the Securities Act or qualify for an exemption under the Securities Act. The Seller acknowledges that the Company Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                IV. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      4.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

      4.2 SELLER'S INDEMNIFICATION. The Company hereby agrees to indemnify the Seller and hold it harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Seller resulting from a breach of any agreement, representation, or warranty of the Company contained herewith.

      4.3 SELLER'S INDEMNIFICATION. The Seller agrees to indemnify the Company and hold it harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Seller resulting from a breach of any agreement, representation, or warranty of the Company contained herein.

                                V. MISCELLANEOUS

      5.1 RESTRICTIVE LEGENDS. The certificates representing the Company Shares shall bear a restrictive legend in substantially the following form:

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                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be transferred only pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from the registration requirements of the Securities Act."

         5.2 EXPENSES. All fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement shall be borne by the Company and all fees and expenses incurred by the Seller in connection with the transactions contemplated by this Agreement shall be borne by the Seller.

         5.3 PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

         5.4 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

         5.5 HEADINGS. The section and paragraph headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         5.6 EFFECT. In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

         5.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

         5.8 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties, on the date first above written.


                                       Manufacturers Marketing Group, Inc.,
                                        a Nevada corporation


                                       By:  /s/William C. Martucci
                                          -------------------------------------
                                          Title: President


                                           /s/ William C. Martucci
                                          -------------------------------------
                                              William C. Martucci



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